Exhibit 99.1

PRESS RELEASE

1004 N. Big Spring, Suite 400	Contact:	Cindy Thomason
Midland, TX 79701	(432) 684-3727	Manager of Investor Relations
http://www.plll.com		cindyt@plll.com

PARALLEL PETROLEUM ANNOUNCES OPERATIONS UPDATE AND

RESTATEMENT OF CERTAIN FINANCIAL STATEMENTS FOR 2004 AND 2005

MIDLAND, Texas, (BUSINESS WIRE), March 14, 2006 – Parallel Petroleum Corporation (NASDAQ: PLLL) today announced its operations update. The Company estimates that the aggregate of the initial net daily test rates from the first 18 wells completed since January 1, 2006 amounts to approximately 1,500 equivalent barrels of oil (BOE) per day. Management cautions investors that initial test rates of the wells do not represent sustained or stabilized producing rates because each well will have its own distinct decline rate. As the Company stated in its press release dated January 25, 2006, its net daily production for the fourth quarter ended December 31, 2005 averaged 4,873 BOE per day. Due to the unstable nature of initial test data and the natural decline rates associated with the Company’s fourth quarter base production, Management further cautions investors not to combine these two numbers for the purpose of estimating the Company’s current net daily production or place undue reliance on this production data.

Well Operations Since January 1, 2006

The following table is a brief summary of new well operations since January 1, 2006 on certain of Parallel’s properties. Detailed information on each property listed in this table is provided within the text of this press release.

	Number of Wells		Estimated Initial
Property/Well Operations	Gross	Net	Net BOEPD (1) (2)	Other Information (3)
Barnett Shale Wells
Producing	2.00	0.68	597	both wells to sales Feb 22, 2006
Awaiting Completion	6.00	1.68	N/A	to be frac'd straight to sales
Drilling	3.00	0.70	N/A	est. 30 days to drill and case
Wolfcamp Wells
Area 1
Producing	3.00	0.35	125	2 operators
Shut-in	2.00	0.17	64	awaiting pipeline
Completing	3.00	0.26	N/A	in progress
Awaiting Completion	2.00	0.17	N/A	awaiting services and pipeline
Drilling	2.00	0.17	N/A	est. 30 days to drill and case
Area 2
Shut-in	1.00	0.85	N/A	tested — rate not released
Awaiting Completion	2.00	1.70	N/A	awaiting services and pipeline
Drilling	1.00	0.85	N/A	est. 30 days to drill and case
Area 3
Awaiting Completion	1.00	0.50	N/A	awaiting services
Carm-Ann San Andres Wells
Producing	4.00	3.08	190	4 wells averaging 80 bopd each
Awaiting Completion	4.00	3.08	N/A	awaiting services
Drilling	1.00	0.77	N/A	est. 8 days to drill and case
Harris San Andres Wells
Completing	1.00	0.90	N/A	in progress
Diamond M Canyon Reef Wells
Producing	1.00	0.66	171	initial test results
Completing	1.00	0.66	N/A	in progress
Workovers - Producing	2.00	1.32	62	initial test results
Other Permian Wells
Workover - Producing	1.00	1.00	48	initial test results
Yegua/Frio/Wilcox Wells
Producing	2.00	0.20	243	initial test results
SUMMARY OF WELL OPERATIONS
Producing	12.00	4.97	1,326
Workovers - Producing	3.00	2.32	110
Shut-in	3.00	1.02	64
Total	18.00	8.31	1,500
Completing	5.00	1.82	N/A
Awaiting Completion	15.00	7.13	N/A
Drilling	7.00	2.49	N/A
Total	27.00	11.44	N/A
GRAND TOTAL	45.00	19.75	1,500
______________________________________________________________________________________________
(1) The estimated initial net equivalent barrels of oil per day (BOEPD) represents an initial test rate of the well or wells and is not intended to represent a sustained or stabilized producing rate.
(2) The estimated net BOEPD is calculated based upon the conversion of 6 Mcf of natural gas being equal to 1 barrel of oil.
(3) Detailed information on each property listed in this table is provided within the text of this press release.

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Parallel Petroleum Announces Operations Update and

Restatement of Certain Financial Statements for 2004 and 2005

March 14, 2006

Operations by Area/Property

Resource Gas Projects

Parallel has two resource gas projects in early stages of development, including the Barnett Shale gas project in the Fort Worth Basin of North Texas and the Wolfcamp gas project in the Permian Basin of New Mexico. These resource gas projects generated approximately 10% of Parallel’s fourth quarter 2005 daily production (463 BOE per day) and represented approximately 5% of its reserve value as of December 31, 2005.

The Company has budgeted approximately $66.6 million for these two resource gas projects in 2006 for the drilling and completion of 66 new wells, pipeline construction and leasehold acquisition.

Fort Worth Basin of North Texas

Barnett Shale Gas Project, Tarrant County, Texas

Current Operations

Two wells were recently completed in Parallel’s Barnett Shale gas project. Both wells were turned to sales on February 22, 2006 and are currently selling gas at a combined rate of approximately 15,250 gross Mcf of gas per day, or 2,541 gross BOE per day (597 BOE per day, net to Parallel). The wells are operated by Dale Resources, LLC and were drilled with horizontal laterals of approximately 4,000 feet in length, with the laterals situated approximately 1,200 feet apart and running parallel to each other. These two adjacent wells were fracture stimulated simultaneously, each sequentially, with a total of four frac stages per well. These frac stages utilized approximately 5.0 million gallons of frac fluid and 1.6 million pounds of sand per well. Based on the combined estimated current test rate, the Company’s projected type decline curve and current gas prices, the Company anticipates that the two wells will payout in approximately six months.

With the completions of the two wells mentioned above, the Company’s Barnett Shale gas project now has 7 wells on production. Two wells operated by Four Sevens and 5 wells operated by Dale Resources, LLC are now producing at a combined rate of approximately 24,000 gross Mcf of gas per day, or 3,994 gross BOE per day (916 BOE per day, net to Parallel). The current average daily producing rate from each of these seven wells ranges from a low of 1,000 gross Mcf to a high of 9,350 gross Mcf of gas per day.

The Company’s Barnett Shale gas project currently has 9 wells in various stages of pre-production operations. One of the nine wells is operated by Four Sevens and is currently drilling. The other eight wells are operated by Dale Resources, LLC, of which 6 wells are currently awaiting completion and pipeline connection, and 2 wells are currently drilling. Parallel estimates that it currently takes less than 30 days to drill and case a Barnett Shale well and have it ready to be frac’d into sales.

Parallel’s working interest in each of the 3 wells operated by Four Sevens is approximately 20% before payout and approximately 14% after payout. Parallel’s working interest in each of the 13 wells operated by Dale Resources, LLC varies from a low of approximately 14% to a high of approximately 40% before payout, and varies from a low of approximately 14% to a high of approximately 28% after payout.

Other Information

This project generated approximately 9% of the Company’s fourth quarter 2005 daily production (420 BOE per day) and represented approximately 4% of its reserve value as of December 31, 2005.

Parallel’s current leasehold position in the Barnett Shale gas project is approximately 11,500 gross (3,100 net) acres. The Company budgeted approximately $21.1 million for the project in 2006 for the drilling and completion of 18 new wells, pipeline construction and leasehold acquisition.

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Parallel Petroleum Announces Operations Update and

Restatement of Certain Financial Statements for 2004 and 2005

March 14, 2006

Permian Basin of New Mexico

Wolfcamp Gas Project, Eddy and Chavez Counties, New Mexico

Current Operations

Activity in Parallel’s Wolfcamp gas project continues to accelerate. Recently in the Company’s non-operated Area 1, EOG Resources Inc. (NYSE: EOG) completed its Jordan 22 Fee Com No. 2H and Nile 22 State Com No. 2H wells, which were drilled as 160-acre offsets to the initial Nile 22-1H and Jordan 22-1H wells. The Jordan 22 Fee Com No. 2H flowed at an initial rate of approximately 3,500 gross Mcf of gas per day, or 580 BOE per day (42 BOE per day, net to Parallel). The Nile 22 State Com No. 2H flowed at an initial rate of approximately 1,450 gross Mcf of gas per day, or 240 BOE per day (35 BOE per day, net to Parallel). The average initial test rate from each of the 4 wells ranges from a low of 1,450 gross Mcf to a high of 4,980 gross Mcf of gas per day. Parallel owns working interests of approximately 18% in each of the two Nile wells and 9% in each of the two Jordan wells.

Also in the Company’s Area 1, LCX Energy, LLC recently completed its State 1625 No. 221 well at an initial rate of approximately 1,750 gross Mcf of gas per day, or 292 BOE per day (48 BOE per day, net to Parallel). The Fed Com 1625 No. 311 and the Fed Com 1625 No. 322 wells have been tested at initial rates of 2,600 and 3,051 gross Mcf of gas per day, respectively, or 942 gross BOE per day, combined (64 BOE per day, net to Parallel). Both wells are currently shut-in awaiting pipeline connection. LCX Energy currently has 7 more wells underway, of which 3 are being completed, 2 are awaiting completion, and 2 are drilling. Parallel owns a working interest of approximately 8.5% in the LCX Energy wells.

Parallel’s first two horizontal wells in Area 2, the Affirmed No. 1H and the Seabiscuit No. 2H, are currently awaiting completion, and the third well, the Dash For Cash No. 1H, is currently drilling. The Company is also in the process of preparing to install its own treating plant and pipeline to gather, process and transport gas in Area 2. Parallel’s base working interest in this operated area of mutual interest (AMI) is approximately 85.0%.

The Company’s first horizontal well in Area 3 has been drilled and is awaiting completion. The Company expects services to become available for completion of this well during the second quarter of 2006. Parallel owns an average working interest of approximately 50% in this operated well.

As of this press release, Parallel has participated in a total of 25 horizontal wells in its Wolfcamp gas project, of which 4 are operated wells in Areas 2 and 3, and 21 are non-operated wells in Area 1. Currently, 12 of the 25 wells are flowing to sales, 4 wells are being completed, 5 wells are awaiting completion, 1 workover is in progress, and 3 wells are drilling. The 12 producing wells are located in Area 1 and are now flowing to sales at a combined rate of approximately 10,400 gross Mcf of gas per day, or 1,733 gross BOE per day (200 BOE per day, net to Parallel). Eight of the 12 producing wells are operated by LCX Energy, LLC, and four are operated by EOG Resources, Inc. Only six of these wells were stimulated with lite-sand, slick-water fracs. The first 6 wells originally drilled and completed by Perenco, and now operated by LCX Energy, employed large acid stimulations. With the exception of the Thames No. 1H, the acid stimulated wells were relatively poor producers, prompting the need for more aggressive stimulation. All four of the producing wells operated by EOG Resources, Inc. and two of the wells operated by LCX Energy have employed multi-stage, slick-water, lite-sand fracs and have yielded improved results.

Background Information

The Company’s New Mexico Wolfcamp gas project consists of three AMI’s in which the primary target is the Wolfcamp formation at a depth of approximately 5,000 feet. Parallel’s current leasehold position in the project is approximately 149,000 gross (44,000 net) acres, combined, in Areas 1, 2 and 3.

Techniques and procedures utilized in the New Mexico Wolfcamp gas project will continue to be refined, based on available information derived from Areas 1, 2 and 3. Based upon the results thus far, Parallel believes this project has the potential to become a multi-well, long-life gas project that will be developed over the next three to five years. Initially, wells are being drilled on 320-acre spacing. As discussed above, EOG Resources Inc. has now drilled and completed 4 wells, in which Parallel owns interest, on 160-acre spacing.

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Parallel Petroleum Announces Operations Update and

Restatement of Certain Financial Statements for 2004 and 2005

March 14, 2006

After sufficient performance data has been evaluated, Parallel anticipates that down-spacing may prove to be a viable option and is orienting its initial development to accommodate future 160-acre down-spacing.

Area 1 – This part of the Company’s Wolfcamp gas project consists of approximately 63,000 gross (4,600 net) acres. Parallel’s base working interest in this non-operated AMI is approximately 8.5%.

LCX Energy’s Thames No. 1H well, which was acid stimulated, went to sales in July 2004, has cumulative production of 0.57 Bcf of gas, and is currently producing approximately 500 gross Mcf of gas per day. EOG Resources’ Nile 22-1H well, which was completed with multi-stage, slick-water, lite-sand fracs, went to sales in March 2005, has cumulative production of 0.51 Bcf of gas, and is currently producing approximately 900 gross Mcf of gas per day.

Area 2 – This part of the Wolfcamp gas project, which is contiguous to Area 1, is operated by Parallel and consists of approximately 77,000 gross (35,000 net) acres. Parallel’s base working interest in this operated AMI is approximately 85.0%.

The Company initiated well operations on the Seabiscuit No. 1 vertical well in the second quarter of 2005 with the re-entry of a plugged and abandoned well to determine the economic viability of properly stimulated vertical wells and to collect basic data for utilization in horizontal well design. This well is currently shut-in awaiting pipeline connection.

Area 3 – This part of the Wolfcamp gas project is located within the original confines of Area 1 and is operated by Parallel. The Company has been actively increasing its leasehold position in this area, which now consists of approximately 9,000 gross (5,000 net) acres. Parallel’s base working interest in this operated AMI is approximately 85.0%.

Other Information

The Company anticipates participating in the drilling of approximately 48 horizontal wells in its New Mexico Wolfcamp gas project during 2006. Twenty-four of the wells will be operated by Parallel in Areas 2 and 3, and twenty-four wells in Area 1 will be non-operated. The Company budgeted approximately $45.5 million for the project in 2006 to fund the drilling and related leasing and infrastructure activity.

This project generated approximately 1% of the Company’s fourth quarter 2005 daily production (43 BOE per day) and represented approximately 1% of its reserve value as of December 31, 2005.

Permian Basin of West Texas

The Permian Basin of West Texas generated approximately 59% of Parallel’s fourth quarter 2005 daily production (2,914 BOE per day) and represented approximately 85% of its reserve value as of December 31, 2005.

The Company budgeted approximately $28.6 million for its projects in the Permian Basin of West Texas in 2006 for the drilling and completion of 44 new wells, 30 workovers, equipment, pipeline construction, seismic and leasehold acquisition.

Carm-Ann San Andres Field/N. Means Queen Unit, Andrews & Gaines Counties, Texas

Current Operations

2006 drilling activity in Parallel’s Carm-Ann field began on December 28, 2005. Since that time, the Company has drilled eight wells, averaging approximately eight days from spud to rig release on each well. Four of the new wells have been completed and are now on pump testing at an estimated combined rate of 320 gross BOE per day (190 BOE per day, net to Parallel). The other 4 new wells are awaiting completion. Drilling is currently underway on the ninth well. Two wells remain to be drilled to complete the 11-well drilling package budgeted at Carm-Ann for 2006. Upon completion of the Carm-Ann drilling package, the rig will be moved to the Harris field.

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Parallel Petroleum Announces Operations Update and

Restatement of Certain Financial Statements for 2004 and 2005

March 14, 2006

Background Information

Parallel acquired the Carm-Ann/N. Means properties for a combined net purchase price of approximately $18.7 million through multiple transactions in the fourth quarter of 2004 and the first quarter of 2005. This acquisition established a new core operating area that is located within 50 miles of the Company’s Midland,

Texas, headquarters. Initial development on these properties began in March 2005 with the drilling of 16 in-fill San Andres wells and one Queen well. The success of the 2005 drilling program prompted the Company to budget additional activity for 2006 and to acquire the adjacent Harris field.

Other Information

The Carm-Ann/N. Means properties generated approximately 11% of the Company’s fourth quarter 2005 daily production (554 BOE per day) and represented approximately 12% of its reserve value as of December 31, 2005.

The Company budgeted approximately $5.0 million for the Carm-Ann/N. Means project in 2006 for the drilling and completion of 11 new wells and the workover of 9 existing wells. All 11 of the new wells will be situated on injection well locations and will be converted from oil producers to water injection service at the appropriate time. Parallel is the operator of these properties with an average working interest of approximately 77%.

Harris San Andres Field, Andrews & Gaines Counties, Texas

Current Operations

A drilling rig, which is currently active in the Carm-Ann field, actually began its present contract in the Harris field with the drilling of one well to satisfy a lease obligation. Parallel’s completion of that well is currently in progress. As stated above, the rig has two more wells to drill at Carm-Ann before moving back to the Company’s adjacent Harris field to complete the 23-well package budgeted there for 2006.

Background Information

Parallel acquired the Harris San Andres properties for a combined net purchase price of approximately $44.2 million through two transactions in the fourth quarter of 2005 and the first quarter of 2006. The leases include approximately 6,100 gross (5,490 net) acres, are approximately one mile from the Company’s Carm-Ann assets, and will be integrated into the Carm-Ann base of operations. Approximately 1,300 gross (1,170 net) acres of the total leasehold have been developed through the prior operator’s drilling of thirty-five 40-acre wells. Parallel anticipates the 1,300 acres will be further developed through 20-acre infill drilling and waterflood implementation. The Company expects the remaining 4,800 gross (4,320 net) acres to be field extension and lower risk exploration acreage.

These recently acquired properties generated approximately 1% of the Company’s fourth quarter 2005 daily production (55 BOE per day) and represented approximately 12% of its reserve value as of December 31, 2005. Currently, the Company’s net production is approximately 400 BOE per day, including the additional interest acquired in this property on January 12, 2006.

The Company budgeted approximately $11.1 million for the Harris San Andres project in 2006 for the drilling of 23 wells and 4 workovers. Parallel is the operator of these properties with an average working interest of approximately 90%.

Diamond M Canyon Reef Unit, Scurry County, Texas

Current Operations

2006 activity to date in Parallel’s Diamond M Canyon Reef project has revolved primarily around the acquisition of a new 3-D seismic survey. The survey is somewhat unique in that it will acquire both pressure-wave (P-wave) and shear-wave (S-wave) data, and the Company anticipates that it will provide more detail and better compartmental imaging than a “typical” 3-D seismic survey. As of this press release, the P-wave acquisition is complete, and the S-wave acquisition has begun.

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Parallel Petroleum Announces Operations Update and

Restatement of Certain Financial Statements for 2004 and 2005

March 14, 2006

Parallel has drilled the first 2 of the six new wells budgeted for 2006. One well is now on pump at an initial test rate of 300 gross barrels of oil per day (bopd), or 171 BOE per day, net to Parallel. Completion operations are in progress on the second well. The Company anticipates that the remaining four new wells will be drilled later in the year after processing and interpretation of the 3-D seismic survey is completed.

In addition, workover operations have recently been completed on the last 2 workover wells that were budgeted for this property in 2005. Combined early test results for these two wells were 110 gross bopd, or 62 BOE per day, net to Parallel, as fluid levels continue to pull down and oil cuts continue to improve. Parallel expects activity on the 2006 Diamond M Canyon Reef workover program to begin soon. Currently, the Company has two well-service rigs in the field for completion and workover activity.

Other Information

The Diamond M Canyon Reef property generated approximately 7% of the Company’s fourth quarter 2005 daily production (339 BOE per day) and represented approximately 9% of its reserve value as of December 31, 2005.

The Company budgeted approximately $8.3 million for the project in 2006 for the acquisition of a new 3-D seismic survey, the drilling of 6 new wells, and the continuation of the deepening program with 12 additional workovers. Parallel is the operator of these properties with an average working interest of approximately 66% above the contractual base volumes associated with the Company’s work-to-earn arrangement with Southwestern Energy Company (NYSE: SWN).

Diamond M Shallow Leases, Scurry County, Texas

Current Operations

The Company is currently monitoring flood response on its Diamond M Shallow property and will resume development once satisfactory response is observed. During 2004, the Company drilled 12 producing well locations and 18 water injection well locations in the project. Parallel’s typical practice is to produce the injection well locations for a period of time to condition the formation for injection and to improve economic return. All but two of the 18 wells were converted to injection service during 2005.

Other Information

The Diamond M Shallow property generated approximately 1% of the Company’s fourth quarter 2005 daily production (66 BOE per day) and represented approximately 9% of its reserve value as of December 31, 2005.

The Company budgeted approximately $200,000 for the project in 2006 for general maintenance and workovers, pending waterflood response. Parallel is the operator of these properties with an average working interest of approximately 66% above the contractual base volumes associated with the Company’s work-to-earn arrangement with Southwestern Energy Company.

Fullerton San Andres Field, Andrews County, Texas

Current Operations

Year-to-date activity in Parallel’s Fullerton Field has consisted primarily of the re-fracture stimulation of six active producing wells, with three additional similar workovers currently scheduled. Though the wells are currently pumping fluid levels down, and therefore have no currently available test data, the Company’s experience with approximately 90 such jobs performed in the field since February 2003 indicates that initial rates of approximately 12 bopd per well can be expected.

Other Information

This property generated approximately 33% of the Company’s fourth quarter 2005 daily production (1,588 BOE per day) and represented approximately 37% of its reserve value as of December 31, 2005.

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Parallel Petroleum Announces Operations Update and

Restatement of Certain Financial Statements for 2004 and 2005

March 14, 2006

The Company budgeted approximately $1.8 million for the Fullerton project in 2006 for the drilling and completion of 4 new wells and 5 workovers. Parallel owns an 82% average working interest in these properties.

Other Permian Basin Projects

Current Operations

Parallel recently re-stimulated the Page E No. 6, which is located on one of the Company’s other Permian Basin assets. The re-stimulation, which was performed at a cost of approximately $42,500, has returned a temporarily abandoned well to producing status at a gross initial rate of approximately 285 Mcf of gas per day, or 48 BOE per day (38 BOE per day, net to Parallel). At the current test rate, the Company estimates that payout will occur in less than two months. This well has increased total lease production 55%, from just over 500 Mcf of gas per day to approximately 800 Mcf of gas per day. Parallel is the operator of the property with a 100% working interest.

Other Information

Other Permian Basin projects generated approximately 6% of the Company’s fourth quarter 2005 daily production (312 BOE per day) and represented approximately 6% of its reserve value as of December 31, 2005.

The Company budgeted approximately $2.2 million for other Permian Basin properties in 2006, primarily for lease and well equipment, well maintenance and capitalized overhead.

Onshore Gulf Coast of South Texas

Yegua/Frio/Wilcox and Cook Mountain Gas Projects, Jackson, Wharton and Liberty Counties, Texas

Current Operations

The Company’s fifth Wilcox well was recently completed and is currently selling gas at the rate of approximately 9,000 gross Mcf of gas per day and 150 gross barrels of oil per day, or 1,650 gross BOE per day (193 BOE per day, net to Parallel). The 5 Wilcox gas wells are currently producing at a combined rate of approximately 34,600 gross Mcf of gas per day and 570 gross barrels of oil per day, or 6,337 gross BOE per day (819 BOE per day, net to Parallel). The current average daily producing rate from each of these five wells ranges from a low of 3,000 gross Mcf to a high of 10,000 gross Mcf of gas per day. Parallel’s working interest in this project, which is operated by Tri-C Resources, is approximately 15.9% before payout and approximately 23.8% after payout.

A new Cook Mountain well, the Liberty Farms #2, has recently been placed on production at a test rate of 5,482 gross Mcf of gas per day and 258 gross barrels of oil per day, or 1,172 gross BOE per day (45 BOE per day, net to Parallel), on a 12/64-inch choke with flowing tubing pressure of 8,334 pounds per square inch. Parallel owns a 5.1% working interest and 3.8% net revenue interest in this well.

Parallel plans to drill 2 deep Frio wells during the second quarter of 2006. The Company will own an approximate 26% working interest in each of the two wells.

Other Information

The Onshore Gulf Coast of South Texas gas projects generated approximately 31% of Parallel’s fourth quarter 2005 daily production (1,496 BOE per day) and represented approximately 10% of its reserve value as of December 31, 2005.

The Company budgeted approximately $2.8 million for the South Texas projects in 2006 for the drilling and completion of 1 Wilcox well and 4 Yegua/Frio/Cook Mountain wells.

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Parallel Petroleum Announces Operations Update and

Restatement of Certain Financial Statements for 2004 and 2005

March 14, 2006

Other Projects

Utah/Colorado CBM (Coal Bed Methane) Gas/Conventional Oil & Gas Projects, Uinta Basin

Current Operations

Parallel recently drilled the first test well in its Utah/Colorado project. The Sunshine Bench No. 2 well was drilled by the Company based on historical 2-D seismic and geological information. The well spudded on

February 18, 2006, was drilled to a total depth of approximately 5,200 feet, open-hole logged, selectively side-wall cored, and plugged and abandoned. The well information will be incorporated into the 3-D seismic survey that is currently in progress.

Other Information

The Utah/Colorado project does not yet contribute to the Company’s current daily production or reserve value.

Parallel has increased its leasehold acreage position in this project to approximately 160,000 net acres. It is a multiple zone project consisting of both oil and gas targets at depths of less than 6,000 feet. Seismic and geologic data evaluation continues. One additional well has been permitted.

The Company budgeted approximately $4.2 million for this project in 2006 for the drilling and completion of 1 well and the acquisitions of a 3-D seismic survey and additional leasehold. Parallel owns and operates 100% of this project.

East Texas Cotton Valley Reef Gas Project

The East Texas Cotton Valley Reef gas project contributes minimally to the Company’s current daily production and reserve value.

This 3-D seismic gas project has a higher risk profile than the Company’s other projects. The objective is the Cotton Valley barrier reef facies found between depths of approximately 16,000 and 18,000 feet. The project consists of approximately 5,000 gross (650 net) acres.

Parallel budgeted approximately $1.5 million for the Cotton Valley Reef gas project in 2006 for additional leasehold and 1 well that is expected to start drilling during the second quarter of 2006. Parallel owns an approximate 13.125% working interest in this project.

Restatement of Certain Financial Statements for 2004 and 2005

The Company plans to restate its financial statements and other information for the third and fourth quarters of 2004, the year ended December 31, 2004, and the first three quarters of 2005. The restatement relates to the Company’s accounting treatment for certain oil and gas and interest rate derivative instruments that Parallel uses as a means of reducing its financial exposure to fluctuating oil and gas prices and interest rates.

As part of the preparation of its financial statements for the year ended December 31, 2005, the Company undertook a review of its accounting for oil and gas and interest rate derivatives. As previously disclosed, the Company adopted Statement of Financial Accounting Standards No. 133, Accounting for Derivative Instruments and Hedging Activities (“SFAS 133”), in January 2001 and began to designate certain derivative instruments, such as put options, collars and swaps of oil and natural gas production, and interest rate swaps, as cash flow hedges beginning in January 2003.

After reviewing the Company’s accounting for oil and gas and interest rate derivatives under SFAS 133, the Company determined that certain derivative instruments did not qualify for cash flow hedge accounting treatment for periods subsequent to June 30, 2004. Specifically, the Company determined that its documentation of the relationship between certain hedged items and derivative instruments designated as hedges was insufficient under SFAS 133 and, therefore, certain derivatives were not eligible for cash flow hedge accounting.

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Parallel Petroleum Announces Operations Update and

Restatement of Certain Financial Statements for 2004 and 2005

March 14, 2006

Accordingly, the Company’s financial statements and other financial information for the third and fourth quarters of 2004, the year ended December 31, 2004, and the first three quarters of 2005 will be restated using non-hedge or “mark to market accounting” for these derivative instruments not qualifying for cash flow hedge accounting. The primary effect of this change will be that increases or decreases in the fair value of a derivative designated as a hedge will be included in net income in the period in which the change in fair value occurred. Previously, increases or decreases in the fair value of derivatives were recorded in accumulated other comprehensive income on the balance sheet (to the extent they were effective in offsetting the changes in realized prices) and had no effect on net income.

At September 30, 2005, retained earnings will be reduced by approximately $22.8 million and accumulated other comprehensive income will be reduced by the same amount as a result of the change in accounting treatment. The related net impact on the Company’s earnings is estimated to be (i) a non-cash, after-tax charge of $3.3 million for 2004, comprised of a $2.9 million third quarter charge and a $0.4 million fourth quarter charge, resulting in a restatement of the Company’s third and fourth quarters in 2004 and the year ended December 31, 2004; and (ii) a non-cash, after-tax charge of $19.5 million for the first three quarters of 2005, which is comprised of a $10.2 million first quarter charge, a $2.7 million second quarter charge and a $6.6 million third quarter charge, resulting in a restatement of the Company’s first three quarters of 2005. The restatement will have the effect of increasing net cash provided by operations and net cash used in investing activities in the consolidated statement of cash flows by $4.0 million for the first three quarters of 2005, which is comprised of similar increases in these cash flow statement items of $0.7 million, $0.9 million and $2.4 million for the first, second and third quarters of 2005, respectively.

The Company will include restated financial statements and other information for the fiscal year ended December 31, 2004 in its Annual Report on Form 10-K for the year ended December 31, 2005. The Company expects to file amended Quarterly Reports on Form 10-Q for the periods ended March 31, June 30 and September 30, 2005 as soon practicable. As necessary, the restated financial information for the quarterly periods ended September 30 and December 31, 2004 will be reflected in the Company’s future public filings.

In light of the restatement, readers should no longer rely on the Company’s audited financial statements and other information for the fiscal year December 31, 2004 and its unaudited financial statements and other information for the quarters ended September 30 and December 31, 2004, and the quarters ended March 31, June 30 and September 30, 2005 (including management’s evaluation of internal controls, and disclosure controls and procedures).

Management Comments

Larry C. Oldham, Parallel’s President, commented, “We are pleased with our smooth operational transition from year-end 2005 into 2006. We are now ‘hitting on all cylinders’ from a developmental standpoint. We had an earlier-than-expected start on our 2006 drilling activity in our Carm-Ann, Harris, and Diamond M projects, and we currently have wells ‘stacked up’ for completions and new wells drilling in both our Barnett Shale and New Mexico Wolfcamp gas projects. Since January 1, 2006, we have completed 18 gross (8.31 net) wells representing net initial volumes of approximately 1,500 BOE per day. Currently, we have an additional 27 gross (11.44 net) wells in various stages of operations.”

Oldham further commented, “As I stated in our January 25, 2006 Operations Update press release, because of our two resource gas plays and our five low-risk development oil projects, we believe we are positioned for strong long-term production and reserve growth. We plan to invest $66.6 million, or 64%, of our $103.7 million 2006 capital investment budget in our Fort Worth Basin Barnett Shale and New Mexico Wolfcamp gas projects. These two resource gas projects represented only 10% of our fourth quarter 2005 average daily production and 5% of our total proved reserve value (PV-10%) as of December 31, 2005.”

Referring to the restatement of the Company’s financial statements, Mr. Oldham stated, “Even though the restatement of our financial statements will not interrupt our day-to-day oil and gas operations, we remain committed to high standards of conduct, transparency and leadership.”

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Parallel Petroleum Announces Operations Update and

Restatement of Certain Financial Statements for 2004 and 2005

March 14, 2006

The Company

Parallel Petroleum is an independent energy company headquartered in Midland, Texas, engaged in the acquisition, exploration, development and production of oil and gas using 3-D seismic technology and advanced drilling, completion and recovery techniques. Parallel’s primary areas of operation are the Permian Basin of West Texas and New Mexico, North Texas Barnett Shale, Onshore Gulf Coast of South Texas, East Texas and Utah/Colorado. Additional information on Parallel Petroleum Corporation is available at http://www.plll.com.

This release contains forward-looking statements subject to various risks and uncertainties that could cause the Company’s future plans, objectives and performance to differ materially from those in the forward-looking statements. Forward-looking statements can be identified by the use of forward-looking terminology such as “may,” “will,” “expect,” “intend,” “plan,” “subject to,” “anticipate,” “estimate,” “continue,” “present value,” “future,” “reserves”, “appears,” “prospective,” or other variations thereof or comparable terminology. Factors that could cause or contribute to such differences could include, but are not limited to, those relating to the results of exploratory drilling activity, the Company’s growth strategy, changes in oil and natural gas prices, operating risks, availability of drilling equipment, outstanding indebtedness, weaknesses in our internal controls, the inherent variability in early production tests, changes in interest rates, dependence on weather conditions, seasonality, expansion and other activities of competitors, changes in federal or state environmental laws and the administration of such laws, and the general condition of the economy and its effect on the securities market. While we believe our forward-looking statements are based upon reasonable assumptions, these are factors that are difficult to predict and that are influenced by economic and other conditions beyond our control. Investors are directed to consider such risks and other uncertainties discussed in documents filed by the Company with the Securities and Exchange Commission.

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